UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 21, 2025

(Date of earliest event reported)

TOOTSIE ROLL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-01361 (Commission File Number)	22-1318955 (IRS Employer Identification No.)

7401 South Cicero Avenue
Chicago, IL 60629
(Address of principal executive offices)

Registrant’s telephone number including area code: (773) 838-3400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.694 per share	TR	New York Stock Exchange

Item 8.01.Other Events.

On March 21, 2025 Tootsie Roll Inc. (the “Company”) adopted an Insider Trading Policy (the “Insider Trading Policy”) that governs the purchase, sale and other dispositions of Company securities by the Company’s directors, officers and employees and all members of their immediate families and certain other persons designated by the Company due to their relationship with the Company. The Insider Trading Policy also prohibits the Company’s directors, officers and employees from disclosing material, nonpublic information of the Company to others, unless such disclosure is made in accordance with the Company’s policies regarding such disclosure. In addition, directors, executive officers and certain other designated persons of the Company are required to obtain approval in advance of engaging in transactions in Company securities and to comply with additional trading restrictions. This summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the Insider Trading Policy, a copy of which can be found as Exhibit 19.1 to this Form 8-K.

Item 9.01

19.1 Insider Trading Policy

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.

March 27, 2025	TOOTSIE ROLL INDUSTRIES, INC.

	By:	/S/ G. HOWARD EMBER, JR.
G. Howard Ember, Jr.
Vice President Finance and Chief Financial Officer

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